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                                                                    EXHIBIT 23.4

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the use of our report dated April 4, 1997 on the consolidated financial statements of Wilson Industries, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, and to all references to our Firm included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

March 10, 1998